UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report September 14, 2011
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of Preferred Stock Under the Small Business Lending Fund.  On September 15, 2011, First Northern Community Bancorp (the “Company”) entered into and consummated the transactions contemplated by a Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury (the “Treasury”) under the Small Business Lending Fund Program (the “SBLF Program”).  Pursuant to the Purchase Agreement, the Company issued and sold to the Treasury, for an aggregate purchase price of $22,847,000, 22,847 shares of the Company’s Non-Cumulative Perpetual Preferred Stock, Series A (the “SBLF Shares”).

The SBLF Shares were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed, under certain circumstances, to register the SBLF Shares under applicable securities laws, as further described in the Purchase Agreement.

A summary description of the Purchase Agreement and the SBLF Shares is included in the Company’s Definitive Proxy Statement dated August 13, 2011 for its Special Meeting of Shareholders held on September 14, 2011 (the “Proxy Statement”) under the caption “Terms of the SBLF” and is incorporated by reference herein, qualified in its entirety by the Certificate of Determination attached as Exhibit 3.1 hereto and the Purchase Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

Redemption of TARP Preferred Stock.  On September 15, 2011, the Company entered into and consummated the transactions contemplated by a letter agreement (the “Repurchase Agreement”) with the U.S. Treasury.  Under the Repurchase Agreement, the Company redeemed (repurchased) from the U.S. Treasury, using the partial proceeds from the issuance of the SBLF Shares all 17,390 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (the “TARP Shares”), for a redemption price of $17,390,000, plus accrued but unpaid dividends at the date of redemption.

Following the redemption of the TARP Shares, the warrant issued to the U.S. Treasury (the “Warrant”) to purchase 352,977 shares of the Company’s common stock at an exercise price of $7.39 per share remained outstanding.  Under the terms of the Repurchase Agreement, the Company has 15 days from the redemption of the TARP Shares to notify the U.S. Treasury whether it wants to repurchase the Warrant.  If the Company does not provide notice of intent to repurchase the Warrant within that 15 day period, the U.S. Treasury will be deemed to have provided the Company notice of its intention to sell the Warrant.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In response to this Item, the disclosures set forth under Item 1.01 under the caption “Redemption of TARP Preferred Stock” are incorporated by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

In response to this Item, the disclosures set forth under Item 1.01 under the caption “Issuance of Preferred Stock Under the Small Business Lending Fund” are incorporated by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 14, 2011, the Company filed an amendment to its Amended Articles of Incorporation, a form of which is attached hereto as Exhibit 3.2.  On the same date, the Company filed a Certificate of Determination setting forth the rights, preferences and privileges of the SBLF Shares, a form of which is attached hereto as Exhibit 3.1.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 14, 2011, the Company held a Special Meeting of Shareholders (the “Special Meeting”).  At the Special Meeting, the Company’s shareholders approved a proposal to amend the Company’s Amended Articles of Incorporation to authorize the issuance by the Company of the SBLF Shares.  The final results for the vote is set forth below.  This proposal was described and disclosed in the Proxy Statement.

For	Against	Abstain
5,776,001	337,414	6,575

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
3.1	Certificate of Determination
3.2	Amendment to Amended Articles of Incorporation
10.1	Securities Purchase Agreement between the Company and Treasury dated September 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2011	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Executive Vice President/Chief Financial Officer